UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2008

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33741 (Commission File Number)	38-3765318 (I.R.S. Employer Identification No.)

P. O. Box 224866 Dallas, Texas (Address of principal executive offices)	75222-4866 (Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 23, 2008, A. H. Belo Corporation entered into the First Amendment and Waiver to its Credit Agreement dated as of February 4, 2008 with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bank of America, N.A. and certain other lenders party thereto (the “Credit Agreement”). Among other matters, the amendment to the Credit Agreement reduces the total commitment amount from $100 million to $50 million; sets pricing at LIBOR plus a spread of 250 basis points; waives compliance with the fixed charge coverage ratio covenant through January 31, 2009, restricts the payment of cash dividends during the waiver period, and provides the lenders with a security interest in the Company’s and its material subsidiaries’ accounts receivable and inventory. The amendment does not apply to the dividend declared on September 24, 2008 to be paid on November 10, 2008.
The full text of the First Amendment and Waiver is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the press release announcing the entry into this Credit Facility amendment and waiver is posted on the Company’s Web site (www.ahbelo.com) in the Investor Relations section, and a copy of the press release is furnished with this report as Exhibit 99.1.
Item 8.01 Other Events.
On October 24, 2008, A. H. Belo Corporation's Chief Executive Officer, Robert Decherd, sent a letter to shareholders that is posted on the Company’s Web site (www.ahbelo.com) in the Investor Relations section. Mr. Decherd also sent a letter to employees of A.H. Belo. These letters outline the challenges that A.H. Belo faces, and initiatives being undertaken in response to those challenges. Copies of the shareholder letter and the employee letter are furnished with this report as Exhibits 99.2 and 99.3, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1    First Amendment and Waiver to the Credit Agreement dated as of October 23, 2008
99.1    A. H. Belo Corporation Press Release dated October 24, 2008
99.2    A. H. Belo Corporation Shareholder Letter dated October 24, 2008
99.3    A. H. Belo Corporation Employee Letter dated October 24, 2008

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 24, 2008	A. H. BELO CORPORATION
	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer

EXHIBIT INDEX

10.1	First Amendment and Waiver dated as of October 23, 2008

99.1	A. H. Belo Corporation Press Release dated October 24, 2008

99.2	A. H. Belo Corporation Shareholder Letter dated October 24, 2008

99.3	A. H. Belo Corporation Employee Letter dated October 24, 2008